Exhibit 99.1


Contact:
Erin Nolan Smith
+1-508-851-1251
ir@axeda.com


                        AXEDA SYSTEMS REPORTS 2004 THIRD
                            QUARTER FINANCIAL RESULTS

                     Progress toward profitability continues

Mansfield, MA - November 4, 2004 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for its third quarter ended September 30, 2004.

DRM revenues for the quarter ended September 30, 2004 were $2.7 million, compared to $3.5 million for the third quarter of 2003. The decrease in revenues was due to lower license sales, which decreased from $2.6 million to $1.7 million. The net loss for the third quarter of 2004 was reduced by 25% to $(1.4) million, or $(0.04) per share, as compared to $(1.8) million, or $(0.07) per share, reported in the third quarter of 2003. The 2004 results included $1.1 million in restructuring costs, a reduction of operating expenses of $0.6 million related to the favorable resolution of outstanding litigation, and other income of $1.2 million for the quarterly revaluation of the financing-related liability.

"While the revenue results were not up to our expectations for the quarter, we see very positive developments in the market and are poised for a strong fourth quarter. Our superior solution has resulted in winning the majority of DRM decisions that have been awarded and we have experienced no competitive losses since the public announcement of our patent award entering the 3rd quarter," said Robert M. Russell Jr., chairman and CEO of Axeda. "Additionally, we recently raised capital and continue to take considerable measures to reduce expenses and make progress toward profitability."


Financial Results Conference Call Information
A conference call to discuss the third quarter financial results will be held today at 5:30 p.m. Eastern Time. Investors may access this call live at http://www.axeda.com/q3earnings or dial in to 800-627-7382. A web replay of the call will be available at http://www.axeda.com/q3earnings following the call. A digital recording will be available two hours after the completion of the conference until November 18, 2004 at 706-645-9291, Conference ID: 1628825.


About Axeda
The Company's flagship product, the Axeda(R) DRM system helps manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices deployed at customer sites around the world. Axeda DRM is a highly scalable, field-proven, and comprehensive remote management solution that leverages its patented Firewall- Friendly(TM) technology to enable Machine-to-Machine (M2M) communication by utilizing the public Internet. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation industries. Axeda has sales and service offices in the U.S. and Europe, and distribution partners worldwide. More information about Axeda is available at http://www.axeda.com.

(C)2004 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.


This press release may contain certain forward-looking statements that relate to Axeda's future performance. These forward-looking statements include, but are not limited to, those regarding Axeda's products and markets, and may include implied statements concerning market acceptance of Axeda's products and its growing leadership role in the DRM market. Such statements are subject to a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, among others: the difficulty of protecting and enforcing proprietary rights including but not limited to patent rights; the potential that Axeda may not be successful in enforcing its intellectual property rights; Axeda's ability to manage technological change and respond to evolving industry standards, including the potential that new technology not protected by Axeda's patent could be developed and patented by others; Axeda's customers' ability to implement or integrate

Axeda's DRM solutions successfully and in a timely fashion or achieve benefits attributable to Axeda's DRM solutions; our ability to maintain compliance with the minimum listing requirements of The Nasdaq SmallCap Market, including but not limited to the requirement that the Company maintain a minimum $1.00 bid price as the Company's shares are currently trading below $1.00; uncertainties in the market for DRM products and the potential for growth in the DRM market; the long sales cycle for DRM products; limited distribution channels; present and future competition; and Investors are advised to read Axeda's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties. Axeda assumes no obligation to update the forward-looking information contained in this press release.


                                      # # #


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

AXEDA SYSTEMS INC.  AND SUBSIDIARIES
Consolidated Balance Sheets (unaudited)
(In thousands)

                                                     September 30,  December 31,
                                                         2004           2003
                                                      -----------   -----------

Current assets:
Cash and cash equivalents ...........................    $ 1,369     $ 9,617
Accounts receivable, net ............................      2,656       3,200
Prepaid expenses and other current assets ...........        724         428
                                                         -------     -------
Total current assets ................................      4,749      13,245

Furniture and equipment, net ........................      1,530       2,229
Goodwill ............................................      3,640       3,640
Identifiable intangible assets, net .................      1,067       1,423
Other assets ........................................        288         349
                                                         -------     -------
Total assets ........................................    $11,274     $20,886
                                                         =======     =======

Current liabilities:
   Notes payable ....................................    $   130     $   417
Accounts payable ....................................      1,479       1,253
Accrued expenses ....................................      4,434       4,866
Income taxes payable ................................        641         733
Deferred revenue ....................................      1,414       1,422
                                                         -------     -------
Total current liabilities ...........................      8,098       8,691

Non-current liabilities:
Other non-current liabilities .......................        103         862
Financing-related liability .........................        584       2,608
                                                         -------     -------


Total liabilities ...................................      8,785      12,161

Total stockholders' equity ..........................      2,489       8,725
                                                         -------     -------

Total liabilities and stockholders' equity ..........    $11,274     $20,886
                                                         =======     =======



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
AXEDA SYSTEMS INC.  AND SUBSIDIARIES
Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

                                                  Quarter Ended          Nine Months Ended
                                                  September 30,           September 30,
                                             ---------------------     ---------------------
                                                 2004         2003         2004         2003
                                             --------     --------     --------     --------

Revenues:
 License .................................   $  1,700     $  2,575     $  5,611     $  7,050
 Services and maintenance ................      1,021          924        3,454        2,457
 Hardware ................................         17          104          103          287
                                                   --          ---          ---          ---

Total revenues ..........................       2,738        3,603        9,168        9,794
                                                -----        -----        -----        -----
Cost of revenues:
 License .................................        104          151          534          976
 Services and maintenance ................        730          757        2,703        2,794
 Hardware ................................       --           --           --              1
 Software amortization ...................        112          159          336          475
                                                  ---          ---          ---          ---

Total cost of revenues ..................         946        1,067        3,573        4,246
                                                  ---        -----        -----        -----

Gross profit ............................       1,792        2,536        5,595        5,548
                                                -----        -----        -----        -----

Operating expenses:
Research and development (R&D)
 Non-cash compensation ...................       --             28            2           84
 Other R&D expense .......................        944          969        3,066        4,090
Sales and marketing (S&M)
 Non-cash compensation ...................       --             10           43           27
 Other S&M expense .......................      1,760        1,777        5,732        6,558
General and administrative (G&A)
 Non-cash compensation ...................          9          108           68          381
 Other G&A expense .......................      1,329        1,747        4,314        6,264
Depreciation and amortization ...........         322          278          840          848
                                                  ---          ---          ---          ---

Total operating expenses ................       4,364        4,917       14,065       18,252
                                                -----        -----       ------       ------

Operating loss ..........................      (2,572)      (2,381)      (8,470)     (12,704)

Other income (expense):
Gains (losses) on disposal of assets, net        --           --            110          743
Other income (expense), net .............       1,241          639        2,026          621
Interest income (expense), net ..........          (5)         (24)         (35)          29
                                                   --          ---          ---           --

Loss before income taxes ................      (1,336)      (1,766)      (6,369)     (11,311)

Provision for income taxes ..............          16           45           46          140
                                                   --           --           --          ---

Net loss ................................    $ (1,352)    $ (1,811)    $ (6,415)    $(11,451)
                                             ========     ========     ========     ========

Basic and diluted net loss per weighted
average common share outstanding ........    $  (0.04)    $  (0.07)    $  (0.20)    $  (0.42)
                                             ========     ========     ========     ========

SHARES

Weighted average number of common shares
outstanding used in calculation of basic
and diluted net loss per share ..........      32,511       27,741       32,466       27,391
                                             ========     ========     ========     ========



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